EXHIBIT 99.1

Oil States Announces First Quarter 2021 Results of Operations

HOUSTON, April 28, 2021 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss of $15.8 million, or $0.26 per share, for the first quarter of 2021, which included non-cash fixed asset impairment charges of $0.7 million ($0.5 million after-tax, or $0.01 per share), severance and restructuring charges of $3.4 million ($2.7 million after-tax, or $0.04 per share) and non-cash gains on extinguishment of convertible senior notes of $3.6 million ($2.9 million after-tax, or $0.05 per share).

During the first quarter of 2021, the Company generated revenues of $125.6 million and Adjusted Consolidated EBITDA (Note A) of $6.1 million (excluding $3.4 million of severance and restructuring charges). These results compare to revenues of $137.4 million and Adjusted Consolidated EBITDA of $2.2 million reported in the fourth quarter of 2020 (excluding $2.7 million of severance and restructuring charges).

First quarter 2021 highlights and corporate actions included:

  Entered into a new asset-based credit facility providing for borrowings of up to $125 million
  Issued $135 million principal amount of 4.75% convertible senior notes due 2026
  Purchased $125 million principal amount of 1.50% convertible senior notes due 2023 for cash totaling $120 million
  Implemented additional long-term cost control measures, including personnel reductions and facility closures
  Extreme winter weather event in February adversely impacted operating results in all segments, which was offset by employee retention credits provided for under the CARES Act

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,

"First quarter operating results in each of our segments benefited from increased U.S. land-based completion activity resulting from the improved commodity price environment. The impact of higher activity levels was partially offset by the severe winter weather event that occurred in February 2021 – particularly in Texas, Oklahoma and surrounding states. While our facilities did not sustain meaningful damage and our operations and services were restored following the event, our February results of operations were adversely impacted due to the temporary cessation of work at well sites, facility closures by us and our customers, and delays in the shipment of goods to our customers and from our vendors. Revenues in our Downhole Technologies and Well Site Services segments increased 10% and 2% sequentially, despite the severe winter weather conditions experienced, due to a strong recovery in March. Revenues in our Offshore/Manufactured Products segment decreased 20% sequentially, but we did achieve a 160 basis point increase in EBITDA margins, resulting from cost reductions. Our first quarter bookings improved sequentially to $70 million, which included one notable project award exceeding $10 million, yielding a book-to-bill ratio of 1.2x for the quarter. Of the $70 million in bookings, 17% related to non oil and gas projects.

"We also significantly strengthened our longer-term liquidity position during the quarter by entering into a new $125 million asset-based revolving credit facility that matures in 2025, issuing $135 million principal amount of convertible notes due in 2026 and purchasing $125 million principal amount of our existing convertible notes which come due in 2023."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products reported revenues of $60.6 million and Adjusted Segment EBITDA (Note B) of $6.8 million in the first quarter of 2021, compared to revenues of $75.5 million and Adjusted Segment EBITDA of $7.5 million reported in the fourth quarter of 2020. Revenues decreased 20% sequentially, due primarily to a reduction in the segment's major project revenues (reflecting a lower beginning of year backlog) and service activities. Adjusted Segment EBITDA margin in the first quarter of 2021 was 11% compared to 10% in the fourth quarter of 2020.

Backlog totaled $226 million at March 31, 2021, a 3% sequential increase. During the first quarter, the segment booked one notable project award exceeding $10 million. First quarter 2021 bookings totaled $70 million, yielding a book-to-bill ratio of 1.2x in the period.

Downhole Technologies

Downhole Technologies reported revenues of $25.4 million and Adjusted Segment EBITDA of $3.0 million in the first quarter of 2021, compared to revenues of $23.2 million and Adjusted Segment EBITDA of $2.0 million reported in the fourth quarter of 2020. Adjusted Segment EBITDA margin in the first quarter of 2021 was 12% compared to 9% in the fourth quarter of 2020. With the sequential improvement in revenues, the segment's incremental Adjusted Segment EBITDA margin (Note C) was 45%.

Well Site Services

Well Site Services reported revenues of $39.6 million and Adjusted Segment EBITDA of $4.0 million in the first quarter of 2021, compared to revenues of $38.7 million and Adjusted Segment EBITDA of $1.4 million reported in the fourth quarter of 2020. While U.S. land-based completion activity improved sequentially, first quarter 2021 revenue was hindered, particularly in the Permian, due to the extreme weather experienced in February. In addition, international contributions slowed during the quarter. Adjusted Segment EBITDA margin the first quarter of 2021 was 10% compared to 4% in the fourth quarter of 2020. With the sequential improvement in revenues and improved cost structure, the segment's incremental Adjusted Segment EBITDA margin was in excess of 100%.

Corporate

Corporate expenses in the first quarter of 2021 totaled $9.4 million, which included $1.6 million of severance costs.

Interest Expense, Net

The Company reported net interest expense of $2.3 million in the first quarter of 2021, including $0.9 million of non-cash amortization of deferred debt issuance costs.

Other Income, Net

During the first quarter of 2021, the Company recognized non-cash gains of $3.6 million in connection with the purchases of $125.0 million principal amount of its 1.50% convertible senior notes due February 2023 (the "2023 Notes").

Income Taxes

The Company recognized an effective tax rate benefit of 13% in the first quarter of 2021, which compared to an effective tax rate benefit of 39% in the fourth quarter of 2020. The effective tax rate benefit in the first quarter of 2021 included the impact of certain discrete tax items.

Financial Condition

On February 10, 2021, the Company entered into a new credit agreement, which provides for a $125 million asset-based revolving credit facility (the "ABL Facility") that matures in February 2025. The ABL Facility was amended on March 16, 2021 to allow for the issuance of the 4.75% convertible senior notes due 2026 (the "2026 Notes") discussed below.

On March 19, 2021, the Company issued $135.0 million aggregate principal amount of the 2026 Notes. Net proceeds from the 2026 Notes offering, after deducting issuance costs, totaled $130.3 million. The 2026 Notes will mature on April 1, 2026 and bear interest at an annual rate of 4.75%, which is payable semi-annually on April 1 and October 1. The Company used $120.0 million in cash proceeds from the offering to purchase $125.0 million principal amount (96% of par value) of the 2023 Notes, with the balance added to cash on-hand. As of March 31, 2021, $32.4 million principal amount remained outstanding related to the 2023 Notes.

As of March 31, 2021, $7.0 million was outstanding under the Company's ABL Facility, compared to $19.0 million outstanding under the previous revolving credit facility as of December 31, 2020. Cash on-hand totaled $54.5 million as of March 31, 2021, compared to $72.0 million as of December 31, 2020. The total amount available to be drawn under the ABL Facility was $40.6 million as of April 1, 2021, resulting in $95.1 million of total liquidity (cash plus borrowing availability).

The Company's total debt represented 20% of combined total debt and stockholders' equity as of March 31, 2021 and December 31, 2020.

Conference Call Information

The call is scheduled for April 29, 2021 at 9:00 a.m. central daylight time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 771-4371 in the United States or by dialing +1 (847) 585-4405 internationally and using the passcode 50146955. A replay of the conference call will be available one and a half hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.

About Oil States

Oil States International, Inc. is a global provider of manufactured products and services to customers in the oil and natural gas, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on our Company and our customers, the other risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the subsequently filed Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Revenues:
Products	$61,445	$73,051	$102,980
Services	64,144	64,326	116,714
	125,589	137,377	219,694

Costs and expenses:
Product costs	49,463	62,992	89,746
Service costs	52,847	52,517	107,856
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	102,310	115,509	197,602
Selling, general and administrative expense	21,225	22,597	26,124
Depreciation and amortization expense	21,520	23,237	26,409
Impairments of goodwill	—	—	406,056
Impairments of fixed and lease assets	650	4,257	5,198
Other operating (income) expense, net	(354)	141	107
	145,351	165,741	661,496
Operating loss	(19,762)	(28,364)	(441,802)

Interest expense, net	(2,325)	(2,637)	(3,504)
Other income, net(2)	3,960	368	774
Loss before income taxes	(18,127)	(30,633)	(444,532)
Income tax benefit	2,317	11,886	39,491
Net loss	$(15,810)	$(18,747)	$(405,041)

Net loss per share:
Basic	$(0.26)	$(0.31)	$(6.79)
Diluted	$(0.26)	$(0.31)	$(6.79)

Weighted average number of common shares outstanding:
Basic	60,098	59,885	59,654
Diluted	60,098	59,885	59,654

________________

(1)	Cost of revenues (exclusive of depreciation and amortization expense) included non-cash inventory impairment charges of $25.2 million ($12.0 million in product costs and $13.3 million in service costs) recognized in the first quarter of 2020.
(2)	Other income, net included non-cash gains of $3.6 million recognized in connection with the purchases of $125.0 million principal amount of the 2023 Notes in the first quarter of 2021.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$54,513	$72,011
Accounts receivable, net	173,512	163,135
Inventories, net	174,314	170,376
Prepaid expenses and other current assets	17,167	18,071
Total current assets	419,506	423,593

Property, plant, and equipment, net	365,605	383,562
Operating lease assets, net	32,122	33,140
Goodwill, net	76,550	76,489
Other intangible assets, net	200,685	205,749
Other noncurrent assets	29,951	29,727
Total assets	$1,124,419	$1,152,260

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$17,789	$17,778
Accounts payable	50,010	46,433
Accrued liabilities	40,552	44,504
Current operating lease liabilities	7,162	7,620
Income taxes payable	2,398	2,413
Deferred revenue	43,207	43,384
Total current liabilities	161,118	162,132

Long-term debt	170,119	165,759
Long-term operating lease liabilities	28,565	29,166
Deferred income taxes	8,882	14,263
Other noncurrent liabilities	23,573	23,309
Total liabilities	392,257	394,629

Stockholders' equity:
Common stock	738	733
Additional paid-in capital	1,100,077	1,122,945
Retained earnings	329,750	329,327
Accumulated other comprehensive loss	(72,914)	(71,385)
Treasury stock	(625,489)	(623,989)
Total stockholders' equity	732,162	757,631
Total liabilities and stockholders' equity	$1,124,419	$1,152,260

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(15,810)	$(405,041)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	21,520	26,409
Impairments of goodwill	—	406,056
Impairments of inventories	—	25,230
Impairments of fixed assets	650	5,198
Stock-based compensation expense	2,820	1,162
Amortization of debt discount and deferred financing costs	895	1,681
Deferred income tax benefit	(2,710)	(40,832)
Gains on extinguishment of 1.50% convertible senior notes	(3,637)	—
Gains on disposals of assets	(307)	(513)
Other, net	285	771
Changes in operating assets and liabilities:
Accounts receivable	(10,701)	4,617
Inventories	(3,890)	(15,332)
Accounts payable and accrued liabilities	1,648	(8,625)
Income taxes payable	—	(1,100)
Deferred revenue	(206)	3,118
Other operating assets and liabilities, net	1,026	2,650
Net cash flows provided by (used in) operating activities	(8,417)	5,449

Cash flows from investing activities:
Capital expenditures	(4,120)	(5,881)
Proceeds from disposition of property, plant and equipment	1,851	4,092
Other, net	(95)	(256)
Net cash flows used in investing activities	(2,364)	(2,045)

Cash flows from financing activities:
Revolving credit facility borrowings	12,220	72,173
Revolving credit facility repayments	(24,220)	(52,404)
Issuance of 4.75% convertible senior notes	135,000	—
Purchases of 1.50% convertible senior notes	(120,000)	(4,737)
Other debt and finance lease activity, net	(145)	35
Payment of financing costs	(7,961)	—
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,500)	(2,665)
Net cash flows provided by (used in) financing activities	(6,606)	12,402

Effect of exchange rate changes on cash and cash equivalents	(111)	9
Net change in cash and cash equivalents	(17,498)	15,815
Cash and cash equivalents, beginning of period	72,011	8,493
Cash and cash equivalents, end of period	$54,513	$24,308

Cash paid for:
Interest	$1,842	$2,436
Income taxes, net	577	2,499

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended
	March 31, 2021(2)	December 31, 2020(3)	March 31, 2020(4)
Revenues:
Offshore/Manufactured Products(1):
Project-driven products	$21,374	$36,340	$36,788
Short-cycle products	12,250	6,809	22,097
Other products and services	26,985	32,369	32,287
Total Offshore/Manufactured Products	60,609	75,518	91,172
Downhole Technologies	25,430	23,193	41,065
Well Site Services	39,550	38,666	87,457
Total revenues	$125,589	$137,377	$219,694

Operating income (loss):
Offshore/Manufactured Products	$1,071	$1,408	$(95,496)
Downhole Technologies	(1,615)	(8,019)	(192,691)
Well Site Services	(9,853)	(11,642)	(144,954)
Corporate	(9,365)	(10,111)	(8,661)
Total operating loss	$(19,762)	$(28,364)	$(441,802)

________________

(1)	Disaggregated revenue data is provided to supplement the Segment Data.
(2)	Operating income (loss) for the three months ended March 31, 2021 included $0.3 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included severance and restructuring charges of $0.3 million. In the Well Site Services segment, operating income (loss) included non-cash fixed asset impairment charges of $0.7 million and severance and restructuring charges of $1.3 million. In Corporate, operating income (loss) included $1.6 million of severance charges.
(3)	Operating income (loss) for the three months ended December 31, 2020 included $0.6 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included non-cash fixed asset and lease impairment charges of $3.6 million and severance and restructuring charges of $0.7 million. In the Well Site Services segment, operating income (loss) included a non-cash fixed asset impairment charge of $0.7 million and severance and restructuring charges of $0.2 million. In Corporate, operating income (loss) included $1.2 million of severance charges.
(4)	Operating income (loss) for the three months ended March 31, 2020 included a non-cash goodwill impairment charge of $86.5 million, non-cash inventory charges of $16.2 million and $0.1 million of severance charges related to the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included a non-cash goodwill impairment charge of $192.5 million. In the Well Site Services segment, operating income (loss) included a non-cash goodwill impairment charge of $127.1 million, a non-cash inventory impairment charge of $9.0 million, a non-cash fixed asset impairment charge of $5.2 million and severance and downsizing charges of $0.5 million.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Offshore/Manufactured Products:
Operating income (loss)	$1,071	$1,408	$(95,496)
Depreciation and amortization expense	5,469	5,376	5,628
Impairment of goodwill	—	—	86,500
Impairment of inventories	—	—	16,249
Other income (expense)	(62)	82	176
Segment EBITDA	6,478	6,866	13,057
Severance and restructuring charges	282	633	112
Adjusted Segment EBITDA	$6,760	$7,499	$13,169

Downhole Technologies:
Operating loss	$(1,615)	$(8,019)	$(192,691)
Depreciation and amortization expense	4,389	5,745	5,584
Impairment of goodwill	—	—	192,502
Impairment of fixed and lease assets	—	3,602	—
Other income (expense)	(2)	16	(77)
Segment EBITDA	2,772	1,344	5,318
Severance and restructuring charges	275	703	—
Adjusted Segment EBITDA	$3,047	$2,047	$5,318

Well Site Services:
Operating loss	$(9,853)	$(11,642)	$(144,954)
Depreciation and amortization expense	11,468	11,906	15,036
Impairment of goodwill	—	—	127,054
Impairment of inventories	—	—	8,981
Impairments of fixed assets	650	655	5,198
Other income	387	270	675
Segment EBITDA	2,652	1,189	11,990
Severance and restructuring charges	1,306	219	548
Adjusted Segment EBITDA	$3,958	$1,408	$12,538

Corporate:
Operating loss	$(9,365)	$(10,111)	$(8,661)
Depreciation and amortization expense	194	210	161
EBITDA	(9,171)	(9,901)	(8,500)
Severance charges	1,555	1,169	—
Adjusted EBITDA	$(7,616)	$(8,732)	$(8,500)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
CONSOLIDATED EBITDA AND ADJUSTED CONSOLIDATED EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020

Net loss	$(15,810)	$(18,747)	$(405,041)
Income tax benefit	(2,317)	(11,886)	(39,491)
Depreciation and amortization expense	21,520	23,237	26,409
Impairments of goodwill	—	—	406,056
Impairments of inventories	—	—	25,230
Impairments of fixed and lease assets	650	4,257	5,198
Interest expense, net	2,325	2,637	3,504
Gains on extinguishment of 1.50% convertible senior notes	(3,637)	—	—
Consolidated EBITDA	2,731	(502)	21,865
Severance and restructuring charges	3,418	2,724	660
Adjusted Consolidated EBITDA	$6,149	$2,222	$22,525

________________

(A)	The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net loss plus net interest expense, taxes, depreciation and amortization expense, non-cash asset impairment charges, gains on extinguishment of the 2023 Notes and adjustments for certain other items. Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity. Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as supplemental disclosures because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.
(B)	The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, non-cash asset impairment charges, gains on extinguishment of the 2023 Notes and adjustments for certain other items. EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.
(C)	Incremental Adjusted Segment EBITDA margin is calculated by dividing the change in Adjusted Segment EBITDA by the change in segment revenues.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

SOURCE: Oil States International, Inc.